Exhibit 10.18

FREENOME, INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of May 23, 2016, by and between Riley Ennis (the “Executive”) and Freenome, Inc. a Delaware corporation, having its principal place of business at 2875 Michelle Drive, Suite 300, Irvine, California 92606 (the “Company”).

RECITALS

A.         The Company desires the association and services of Executive and his skills, abilities, background and knowledge, and is willing to engage Executive’s services on the terms and conditions set forth in this Agreement.

B.          Executive desires to be in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement.

C.          The parties acknowledge that the Company is a subsidiary of Freenome Ltd, a company incorporated in England and Wales (Company No. 09629691) whose registered office is at 1st Floor Thavies Inn House, 3-4 Holborn Circus, London, United Kingdom, EClN 2HA, and Freenome Ltd is wholly owned by Freenome Holdings, Inc., a Delaware corporation with its principal location at 27ll Centreville Road, Suite 400, Wilmington, DE 19808 USA (each of Freenome Ltd and Freenome Holdings, Inc., being members of the “Freenome Group”).

D.         This Agreement supersedes any and all prior and contemporaneous oral or written employment agreements or arrangements between Executive and the Company or any predecessor thereof.

AGREEMENT

In consideration of the foregoing, the parties agree as follows:

1.           EMPLOYMENT BY THE COMPANY.

1.1         Position; Duties; Location. Subject to the terms and conditions of this Agreement, Executive shall hold the position of Chief Operating Officer. Executive’s duties and responsibilities shall be as directed by the Company’s Chief Executive Officer. The Company reserves the right to change or modify Executive’s title and/or duties as business needs may require. Executive’s duties may also include services to members of the Freenome Group. Executive shall devote Executive’s full business energies, interest, abilities and productive time to the proper and efficient performance of Executive’s duties under this Agreement. Executive shall report to the Company’s Chief Executive Officer and shall work primarily from the Company’s offices in Palo Alto, California, provided that the Company reserves the right to require periodic business travel.

1.2        Policies and Procedures. The employment relationship between the parties shall be governed by this Agreement and by the policies and practices established by the Company and/or its Board of Directors (the “Board”). In the event that the terms of this Agreement differ from or are in conflict with the Company’s policies or practices, this Agreement shall control.

1.3         Exclusive Employment; Agreement not to Participate in Company’s Competitors. Except with the prior written consent of the Company’s Chief Executive Officer, Executive will not during employment with the Company undertake or engage in any other employment, occupation or business enterprise. During Executive’s employment, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to the Company, its business, or prospects, financial or otherwise, or in any company, person, or entity that is, directly or indirectly, in competition with the business of the Company. Ownership by Executive in professionally managed funds over which the Executive does not have control or discretion in investment decisions, or, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on a national securities exchange or in the over-the-counter market shall not constitute a breach of this Section.

1.4          Start Date, Executive’s employment with the Company shall commence on 1 June 2016 (the “Start Date”).

2.            AT-WlLL EMPLOYMENT.

Executive’s employment relationship with the Company is, and shall at all times remain, at-will. This means that either Executive or the Company may terminate the employment relationship at any time, for any reason or for no reason, with or without cause or advance notice.

3.            COMPENSATION AND BENEFITS.

3.1         Salary. The Company shall pay Executive a base salary at the annualized rate of $120,000 (the ‘‘Base Salary”), less payroll deductions and all required withholdings, payable in regular periodic payments in accordance with the Company’s normal payroll practices. The Base Salary shall be prorated for any partial year of employment on the basis of a 365-day year. The Base Salary may be adjusted from time to time in the Company’s discretion.

3.2         Performance Bonus. Each calendar year, Executive will be eligible to earn an additional cash bonus with a target bonus of up to 15% of Base Salary, based on the Board’s assessment of Executive’s individual performance and overall Company performance. In order to earn and receive the bonus, Executive must remain employed by the Company through and including the bonus payout date, which will be on or before March 15 of the year following the year for which it is paid. The determination of whether Executive has earned a bonus and the amount thereof shall be determined by the Board (and/or a committee thereof) in its sole and absolute discretion. The Company reserves the right to modify the bonus criteria and targets from year to year.

3.3       Standard Company Benefits. Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any benefit plan or arrangement that may be in effect from time to time and made available to similarly situated Company employees. Executive shall accrue up to 18 vacation days pursuant to Company policy. The Company reserves the right to modify, add or eliminate benefits from time to time.

3.4         Expense Reimbursements. The Company will reimburse Executive for all reasonable business expenses Executive incurs in conducting his duties hereunder, pursuant to the Company’s usual expense reimbursement policies.

4.            PROPRIETARY INFORMATION OBLIGATIONS.

As a condition of employment Executive agrees to execute and abide by the Company’s Proprietary Information and Inventions Assignment Agreement (“PIIA”).

5.            GENERAL PROVISIONS.

5.1      Representations and Warranties. Executive represents and warrants that Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that Executive’s execution and performance of this Agreement will not violate or breach any other agreements between the Executive and any other person or entity.

5.2         Advertising Waiver. Executive agrees to permit the Company, and persons or other organizations authorized by the Company, to use, publish and distribute advertising or sales promotional literature concerning the products and/or services of the Company in which Executive’s name and/or pictures of Executive appear. Executive hereby waives and releases any claim or right Executive may otherwise have arising out of such use, publication or distribution.

5.3         Miscellaneous. This Agreement, along with the PIIA, constitutes the complete, final and exclusive embodiment of the entire agreement between Executive and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both Executive and a duly authorized member of the Board. This Agreement will bind the heirs, personal representatives, successors and assigns of both Executive and the Company, and inure to the benefit of both Executive and the Company, and to his and its heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

FREENOME, INC.

	By:	/s/ Gabriel Otte
		Name:	Gabriel Otte
		Title:	CEO

Accepted and agreed:

/s/ Riley Ennis
RILEY ENNIS